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                                  EXHIBIT 99.5


[IBSS Logo]
INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
115 ATRIUM WAY, SUITE 228
COLUMBIA, SC  29223
(803) 736-5595   FAX  (803) 736-5639


MEDIA CONTACT                         INVESTOR CONTACTS
Lorri-Ann Carter                      Lisa Lindberg / Dian Griesel Ph.D.
CarterTodd & Associates, Inc.         The Investor Relations Group
803.779.4005                          212.736.2650
la@cartertodd.com                     TheProTeam@aol.com


         INTEGRATED BUSINESS SYSTEMS & SERVICES AND BRAIN NORTH AMERICA
                           ANNOUNCE STRATEGIC ALLIANCE

              IBSS PENETRATES AUTOMOTIVE INDUSTRY WITH OEM ALLIANCE

Columbia, SC--October 10, 2000--Integrated Business Systems & Services, Inc. ("IBSS") (NasdaqNM: IBSS) today announced it has formed a strategic Original Equipment Manufacturer (OEM) alliance with BRAIN North America, Inc. (BRAIN NA), a leading provider of e-business technology specifically for automotive suppliers. Under the terms of the agreement, BRAIN NA will integrate IBSS' Synapse EAI application integration technology with its new e-Automotive(TM) technology applications.

Some of BRAIN NA's clients include Steyr-Symatec, a tier 0.5(TM) company, Magna International, Textron Automotive Company, Lear Corporation, and Yazaki NA.

"We are very fortunate to have the opportunity to partner with a company like BRAIN North America," said Harry Langley, President and CEO of IBSS. "BRAIN's significant presence in the automotive industry and excellent reputation for quality products and services will help IBSS further penetrate the automotive market with our Synapse technology."

"After evaluating a variety of technologies, we selected the IBSS Synapse EAI solution because it met our high standards for technological capability, quality and cost effectiveness. It also provided the functionality, flexibility and connectivity we need to expand our e-Automotive(TM) technology suite of products," said Brad Petty, VP Business Development at BRAIN NA. "IBSS Synapse technology is a new paradigm in integration software which will add value to our e-Automotive(TM) customers."


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ABOUT IBSS

Integrated Business Systems and Services, Inc. provides value added business software products and services to organizations globally that require the use of transaction processing technology and connectivity solutions. Through the licensing, installation, and servicing of IBSS Synapse based technology; the company brings a new paradigm to the integrated systems market. The Synapse architecture provides the framework that allows traditional businesses to easily and rapidly transition from the current way they do business to the new e-business paradigm. IBSS provides a line of Synapse-based products that include Synapse Manufacturing(TM) for manufacturing plant automation; Synapse EAI+(TM) for enterprise modeling and application integration; and Synapse B2B(TM) for ASP enablement and for integrating a company's applications with its supply chain. IBSS has offices in Columbia and Detroit. For more information about IBSS' technology and services, call 800-553-1038 or visit www.ibss.net.

BRAIN NORTH AMERICA, INC. (Formerly CMI-Competitive Solutions, Inc. and R+H America Inc.) a subsidiary of BRAIN International AG, provides automotive-specific total business solutions in 8 languages, supported by 17 offices worldwide. BRAIN has over 1400 installed e-commerce and ERP solutions across the AS/400, Unix and Windows NT platforms. Suppliers need solutions that provide e-Business functionality across systems, to meet continually changing OEM standards and communication requirements. BRAIN is the expert in Automotive Business-to-Business e-commerce. The company installs and supports total automotive solutions that keep suppliers current, compliant, and on the cutting edge. For more information on BRAIN North America, please visit www.brainna.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

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